Exhibit 5.1

Mary Lynn C. Newman
Vice President
Deputy General Counsel
775-327-2565
May 8, 2026
Employers Holdings, Inc.
5340 Kietzke Lane, Suite 202
Reno, Nevada 89511
Ladies and Gentlemen:
I am Vice President, Deputy General Counsel of EIG Services, Inc., Employers Assurance Company, Employers Compensation Insurance Company, Employers Insurance Company of Nevada and Employers Preferred Insurance Company, each of which is an indirect subsidiary of Employers Holdings, Inc., a Nevada corporation (the “Company”), and, in such capacity, have acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the United States Securities and Exchange Commission (the “Commission”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company; (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company; (iii) the Company’s debt securities (the “Debt Securities”), which may be issued pursuant to an indenture between the Company and a trustee to be named therein; (iv) depositary shares of the Company representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”), which may be deposited pursuant to a depositary agreement to be entered into between the Company and a bank or trust company as a depositary; (v) purchase contracts (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements to be entered into between the Company and the purchase contract agent to be named therein; (vi) units of the Company (the “Units”), which may be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent, and the holders from time to time of the Units; and (vii) warrants of the Company, which may be issued pursuant to a warrant agreement between the Company and the warrant agent to be named therein (the “Warrants” and, collectively with the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Purchase Contracts and Units, the “Securities”).
I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.
In my examination, I have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to me as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records I have reviewed; and (iv) the legal capacity of all natural persons. In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Company, have been duly organized and are and will continue to be validly existing and in good standing, and have or will have the requisite legal status and legal capacity under the laws of their respective jurisdictions of incorporation or organization and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

P.O. Box 539003, Henderson, NV 89053-9003	888.682.6671 employers.com cerity.com
Employers Holdings Inc. | EIG Services, Inc., an affiliated agency and adjuster (in California, dba EIG Insurance Services and in Pennsylvania, dba EIG Administrative Company) | Cerity Services, Inc., an affiliated agency (in California, dba Cerity Insurance Services) | Employers Preferred Insurance Company | Employers Assurance Company | Employers Compensation Insurance Company | Employers Insurance Company of Nevada (in California, dba EIG Insurance Company) | Cerity Insurance Company

May 8, 2026

In connection with the opinions expressed below, I have assumed that, at or prior to the time of the delivery of any Securities, that (i) the Board of Directors of the Company (or a duly authorized committee thereof) (the “Board”) shall have duly established the terms of the Securities and duly authorized the issuance and sale of such Securities and such authorization shall not have been modified or rescinded; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (iii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (iv) the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Securities. I have also assumed that none of the terms of any Securities to be established subsequent to the date hereof, the issuance and delivery of such Securities or the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
Based upon the foregoing, I am of the opinion that:
1.When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of shares of Common Stock or the issuance and sale of Securities convertible or exchangeable into or exercisable for shares of Common Stock (including Purchase Contracts, Units, Warrants and Debt Securities) (each, a “Common Offered Security”), in either case, proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value of the Common Stock) or upon conversion, exchange or exercise of any such Common Offered Security, in accordance with terms of such Common Offered Security or the instrument governing such Common Offered Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.
2.Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board and the proper filing with the Secretary of State of the State of Nevada of a Certificate of Designation (“Certificate of Designation”) to the Amended and Restated Articles of Incorporation of the Company (“Articles of Incorporation”) relating to such series of Preferred Stock that has been duly adopted by the Board and filed with and accepted for record by the Secretary of State of the State of Nevada, and when all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock or the issuance and sale of Securities convertible or exchangeable into or exercisable for shares of Preferred Stock (including Depositary Shares, Purchase Contracts, Units, Warrants and Debt Securities) (the “Preferred Offered Security”), in either case, proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value of the Preferred Stock) or upon conversion, exchange or exercise of any such Preferred Offered Security, in accordance with terms of such Preferred Offered Security or the

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instrument governing such Preferred Offered Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.
3.With respect to any Depositary Shares, when (a) Depositary Shares and a sufficient number of shares of Preferred Stock represented by such Depositary Shares have been duly authorized by the Board, (b) the Registration Statement (including any necessary post-effective amendments) has become effective under the Securities Act, (c) a prospectus supplement with respect to the sale of such Depositary Shares and the requisite number of shares of the series of Preferred Stock underlying such Depositary Shares shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (d) the actions described in paragraph 2 above shall have been taken, (e) a Deposit Agreement relating to Depositary Shares has been duly authorized, executed and delivered by the Company and duly executed and delivered by the depositary named in the Deposit Agreement, (f) the terms of such Depositary Shares and related depositary receipts and their sale and issuance have been duly established in conformity with the resolutions adopted by the Board, the Certificate of Designation, the Articles of Incorporation, and the Deposit Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (g) the Depositary Shares have been duly executed and countersigned in accordance with the Deposit Agreement and duly issued and sold as contemplated by the Registration Statement and the prospectus supplement and consideration therefor has been received by the Company, the shares of Preferred Stock represented by such Depositary Shares will be duly authorized for issuance by the Company.
4.With respect to any Purchase Contracts, when (a) such Purchase Contracts and a sufficient number of shares of Common Stock or Preferred Stock, as the case may be, issuable pursuant to such Purchase Contracts, have been duly authorized by the Board, (b) the Registration Statement (including any necessary post-effective amendments) has become effective under the Securities Act, (c) a prospectus supplement with respect to the sale of such Purchase Contracts and the requisite number of shares of Common Stock or Preferred Stock, as the case may be, issuable pursuant to such Purchase Contracts shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (d) a Purchase Contract Agreement relating to such Purchase Contracts shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Purchase Contract agent named in the Purchase Contract Agreement, (e) the terms of such Purchase Contracts and of their sale and issuance have been duly established in conformity with the resolutions adopted by the Board, the Articles of Incorporation, and the Purchase Contract Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, (f) the certificates, if any, representing such Purchase Contracts shall have been duly executed, countersigned and registered in accordance with the Purchase Contract Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Purchase Contract Agreement against payment of the agreed consideration therefor, and (g) the Purchase Contracts have been duly issued and sold as contemplated by the Registration Statement and the prospectus supplement and consideration therefor has been received by the Company, shares of Common

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Stock or Preferred Stock, as the case may be, issuable pursuant to such Purchase Contracts will be duly authorized for issuance by the Company.
5.With respect to any Units, when (a) such Units and a sufficient number of shares of Common Stock or Preferred Stock, as the case may be, issuable upon settlement of or in accordance with the terms of the instruments comprising such Units have been duly authorized by the Board, (b) the Registration Statement (including any necessary post-effective amendments) has become effective under the Securities Act, (c) a prospectus supplement with respect to the sale of such Units and the requisite number of shares of Common Stock or Preferred Stock, as the case may be, issuable upon settlement of or in accordance with the terms of the instruments comprising such Units shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (d) a Unit Agreement relating to such Units has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Unit agent named in the Unit Agreement, (e) the terms of such Units and of their sale and issuance have been duly established in conformity with the resolutions of the Board, the Articles of Incorporation, and the Unit Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (f) such Units and related Unit certificates, if any, have been duly executed, countersigned, and registered in accordance with the Unit Agreement and duly issued and sold as contemplated by the Registration Statement and the prospectus supplement and consideration therefor has been received by the Company, shares of Common Stock or Preferred Stock, as the case may be, issuable upon settlement of or in accordance with the terms of the instruments comprising such Units will be duly authorized for issuance by the Company.
6.With respect to the Warrants, when (a) Warrants and a sufficient number of shares of Common Stock or Preferred Stock, as the case may be, issuable upon exercise of the Warrants, have been duly authorized by the Board, (b) the Registration Statement (including any necessary post-effective amendments) has become effective under the Securities Act, (c) a prospectus supplement with respect to the sale of such Warrants and the requisite number of shares of Common Stock or Preferred Stock, as the case may be, issuable upon exercise of such Warrants shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (d) a Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement, (e) the terms of such Warrants and of their sale and issuance have been duly established in conformity with the resolutions adopted by the Board, the Articles of Incorporation, and the Warrant Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (f) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and the prospectus supplement and consideration therefor has been received by the Company, shares of Common Stock or Preferred Stock, as the case may be, issuable upon exercise of the Warrants will be duly authorized for issuance by the Company.
7.With respect to the Debt Securities, when (a) Debt Securities and a sufficient number of shares of Common Stock or Preferred Stock, as the case may be, issuable upon conversion of the Debt Securities, including the execution, delivery and performance of an indenture (the

May 8, 2026

“Indenture”) and a supplemental indenture or officer’s certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture, have been duly authorized by the Board, (b) the Registration Statement (including any necessary post-effective amendments) has become effective under the Securities Act, (c) a prospectus supplement with respect to the sale of such Debt Securities and the requisite number of shares of Common Stock or Preferred Stock, as the case may be, issuable upon conversion of the Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (d) the Indenture relating to such Debt Securities, including a supplemental indenture or officer’s certificate establishing the form and terms of such series of Debt Securities, has been qualified under the Trust Indenture Act of 1939, as amended, and duly authorized, executed and delivered by the Company and the trustee named therein, (e) the terms of such Debt Securities and of their issuance have been duly established in conformity with the resolutions of the Board, the Articles of Incorporation, and the Indenture, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (f) such Debt Securities have been duly executed and countersigned in accordance with the Indenture and duly issued and sold as contemplated by the Registration Statement and the prospectus supplement and consideration therefor has been received by the Company, the shares of Common Stock or Preferred Stock, as the case may be, issuable upon conversion of the Debt Securities will be duly authorized for issuance by the Company.
The opinions set forth herein are limited to laws of the State of Nevada that are normally applicable to the shares of Common Stock and Preferred Stock covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of the law of any jurisdiction other than the Opined on Law on the opinions stated herein.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

May 8, 2026

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

Very truly yours,

/s/ Mary Lynn C. Newman

Mary Lynn C. Newman, Esq.
Vice President, Deputy General Counsel